                               FREER & MCGARRY
                          A PROFESSIONAL CORPORATION

                       1000 Thomas Jefferson Street, NW
                                  Suite 600
                         Washington, DC 20007-3835
                                (202) 965-6565
                             (202) 965-4839 (Fax)          Maryland Office
                                                           7701 Greenbelt Road
                                                           Suite 200
                                                           Greenbelt, MD  20770
                                                           Tel: (301) 982-5800
                                December 7, 1995           Fax: (301) 982-4895



The Board of Directors
Value Holdings, Inc.
3211 Ponce de Leon Blvd.
Suite 201
Coral Gables, Florida  33134

Ladies and Gentlemen:

     We have represented Value Holdings, Inc. (the "Company") in connection with that certain Consulting Agreement dated August 8, 1995 between the Company and John De Nigris (the "Agreement") and the issuance of 300,000 shares of the Company's Common Stock (the "Shares") to Mr. DeNigris pursuant to the terms of the Agreement. In connection with giving this opinion, we have reviewed the records of the Company's actions in connection with entering into the Agreement and the issuance of the Shares and such other matters that we have considered necessary to render this opinion.

          Based upon the foregoing, we are of the opinion that the Shares when issued were legally issued, fully paid and non-assessable.

          We consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the Shares and to the reference to us in the Registration Statement.

                              Sincerely yours,

                              FREER & McGARRY, P.C.



                              By /s/ PATRICK H. ALLEN
                                 --------------------
                                   Patrick H. Allen

/PHA